Exhibit 10.2

WAIVER, CONSENT AND AMENDMENT

This Waiver, Consent and Amendment, dated as of [ ____________ ], is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 15, 2014, between Bio-Path Holdings, Inc. (the “Company”) and [ ____________ ] and [ _____________ ] as signatories thereto (together, the “Waiving Purchasers”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, Section 4.12 of the Purchase Agreement provides that the Company shall not issue any shares of Common Stock or Common Stock Equivalents until 90 days after the Closing Date, subject to certain exceptions;

WHEREAS, the Company wishes to issue up to 1,666,667 Units, which are comprised of 1,666,667 shares of its Common Stock and warrants to purchase up to 833,334 shares of Common Stock, to the Waiving Purchasers pursuant to the Purchase Agreement (the “Proposed Issuance”) and the parties thereto wish to amend the Purchase Agreement to allow for the Proposed Issuance thereunder;

WHEREAS, Section 5.5 of the Purchase Agreement provides that no provision of the Purchase Agreement may be waived, modified, supplemented or amended except by the Purchasers holding at least a majority in interest of the Shares based on the initial Subscription Amounts under the Purchase Agreement; and

WHEREAS, the Waiving Purchasers hold $10,000,002 in initial Subscription Amounts under the Purchase Agreement, which represents 100% of the Units purchased under the Purchase Agreement.

NOW, THEREFORE, the Company and the Waiving Purchasers hereby agree as follows:

1. By their signatures below, the Waiving Purchasers hereby consent to the Proposed Issuance and waive Section 4.12 of the Purchase Agreement as it relates to the Proposed Issuance. This Consent is applicable only to the Proposed Issuance and shall not operate nor be construed as a continuing waiver of the rights and restrictions contained in the Purchase Agreement, including, without limitation, Section 4.12 therein.

2. The first sentence of Section 2.1 of the Purchase Agreement is hereby amended and restated as follows:

“On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $15,000,000 of Units. ”

[Remainder of Page Intentionally Blank. Signature Page Follows.]

This Waiver, Consent and Amendment is effective as of the date first set forth above.

[ _________________________ ]

By:
Name:
Title:

Subscription Amount under Purchase Agreement:

Subscription Amount for Proposed Issuance: $____________

Amended Subscription Amount under Purchase Agreement:

$____________

BIO-PATH HOLDINGS, INC.

By:
Name:
Title:

[Waiver, Consent and Amendment to BPTH Securities Purchase Agreement]